                                                                    Exhibit 10.9

RETURN TO:
Kevin Kinigstein, Esq.
Orrick, Herrington & Sutcliffe LLP
777 South Figueroa Street, Suite 3200
Los Angeles, California  90017

THIS INSTRUMENT PREPARED BY:
Kevin Kinigstein, Esq.
Orrick, Herrington & Sutcliffe LLP
777 South Figueroa Street, Suite 3200
Los Angeles, California  90017

                               NOTICE TO RECORDER:
 MORTGAGEE HAS LIMITED THE AMOUNT OF ITS RECOVERY AGAINST THE MORTGAGED PROPERTY
         AS DESCRIBED HEREIN TO AN AMOUNT OF INDEBTEDNESS NOT TO EXCEED $6,000,000.00 SUBJECT TO SECTION 697.04 OF THE FLORIDA STATUTES.

ACCORDINGLY, PURSUANT TO FLORIDA ADMINISTRATIVE CODE SECTION 12B-4.053(31), DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $21,000.00 ARE DUE IN CONNECTION WITH THE RECORDING HEREOF. PURSUANT TO FLORIDA ADMINISTRATIVE CODE SECTION 12C-2.004(2), FLORIDA INTANGIBLE TAXES IN THE AMOUNT OF $12,000.00 ARE DUE IN CONNECTION WITH THE RECORDING HEREOF.

         ---------------------------------------------------------------

                MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS

                                      from

                            U.S. PLASTIC LUMBER LTD.,
doing business in Florida as U.S. PLASTIC LUMBER, INC. - WORLDWIDE, as Mortgagor

                                       to

                      GUARANTY BUSINESS CREDIT CORPORATION,
                                  as Mortgagee

                         Dated as of November 26, 2002,
                        Effective as of December 19, 2002

         ---------------------------------------------------------------

                MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS

                  THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this "Mortgage") dated as of November 26, 2002, and effective as of December 19, 2002 (the "Effective Date"), by U.S. PLASTIC LUMBER LTD., a Delaware corporation, doing business in Florida as U.S. PLASTIC LUMBER, INC. - WORLDWIDE ("Mortgagor"), having its principal place of business at 2300 Glades Road, Suite 440W, Boca Raton, Florida 33431, in favor of GUARANTY BUSINESS CREDIT CORPORATION ("Mortgagee"), a Delaware corporation, having an office at 333 South Grand Avenue, Suite 1650, Los Angeles, California 90071.

                                    RECITALS

                  WHEREAS, pursuant to a Loan and Security Agreement (the "Loan Agreement") dated as of November [__] between Mortgagor and Mortgagee, Mortgagee has agreed to extend credit to Mortgagor on the terms set forth in the Loan Agreement.

                  WHEREAS, pursuant to the terms of the Loan Agreement, Mortgagor and Mortgagee have entered into that Pledge Agreement, dated as of December 19, 2002 (the "Pledge Agreement" and together with the Loan Agreement, the "Loan Documents") (all obligations of Mortgagor to Mortgagee under the Loan Documents are hereinafter referred to as the "Obligations") pursuant to which Mortgagor pledged to, and granted a security interest in favor of, Mortagee with respect to certain of its assets.

                  WHEREAS, pursuant to the Loan Agreement, Mortgagor has agreed to grant this Mortgage, and the liens and security interests referred to herein, to secure (i) complete payment and performance of the Obligations by Mortgagor,
(ii) other payment and performance obligations contained in this Mortgage to be performed by Mortgagor, and (iii) any future advances made by Mortgagee in connection with the property mortgaged hereby, whenever incurred (all of the aforesaid obligations of Mortgagor to Mortgagee being referred to herein collectively as, the "Secured Obligations").

                  NOW, THEREFORE, in consideration of the foregoing Recitals and to secure payment of the Secured Obligations and in consideration of One Dollar ($1.00) in hand paid, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor does hereby grant, bargain, assign, sell, remise, release, alien, convey, mortgage and warrant to Mortgagee, its successors and assigns, that certain real estate legally described in Exhibit A hereto (the "Land") in the City of Ocala, County of Marion, State of Florida (the "State"); together with all additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage, and all right, title and interest, if any, which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located thereon of every nature whatsoever (which, together with the Land, is herein called the "Property"), TO HAVE AND TO HOLD the Property, and Mortgagor does hereby bind itself, its
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successors and assigns to WARRANT AND FOREVER DEFEND the title to the Property unto Mortgagee.

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Property, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), air-rights and development rights, reversionary and remainder rights, and easements, of every nature whatsoever, located in or on the Property and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs
(a) and (b) above (hereinafter the "Property Rights").

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, or used or intended to be used in connection with, or with the operation of, the Property, including, but not limited to (a) all apparatus, inventory, machinery and equipment of Mortgagor (the "Equipment"); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (collectively, the "Fixtures"); and
(c) all personal property not constituting Equipment or Fixtures that are used in connection with ownership, use, or occupancy of the Mortgaged Property (as hereinafter defined), including, without limitation, all furnishings, machinery, equipment, heating, air conditioning, plumbing, lighting, communications and elevator fixtures, and other property constituting fixtures of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Property, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Property and all building equipment, materials and supplies of any nature constituting fixtures whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Property, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Property (the "Personal Property"). It is mutually agreed, intended and declared that the Property and all of the Property Rights, Equipment and Fixtures owned by Mortgagor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage.

                  TOGETHER WITH all the estate, right, title and interest of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, under the power of eminent domain or for any other damage (whether caused by such taking or otherwise) to the Real Property (including, without limitation, all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property for any injury to or decrease in the value of the Property, or any part thereof, or any part thereof, or to any rights appurtenant

                                       2
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thereto, and all proceeds of any sales or other dispositions of the Real
Property or any part thereof; and (except as otherwise provided herein or in the Loan Documents) Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein unless expressly provided otherwise in the Loan Documents (in which case such conflicting terms of the Loan Documents shall govern in such instance); and (ii) all contract rights, general intangibles, actions and rights of action relating to the Mortgaged Property including, without limitation, all rights to insurance proceeds, unearned premiums, judgments, settlements in lieu thereof or compensation from any governmental or quasi-governmental authority in lieu thereof arising from or relating to damage to the Mortgaged Property caused by casualty of any kind or nature (including, without limitation, natural disaster, act of war, terrorist act or any other similar event); and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Mortgaged Property; and
(iv) all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Mortgaged Property as a result of tax certiorari or any applications or proceedings for reduction; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation and other awards, into cash or liquidation claims; and (vi) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property; and (vii) all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Mortgaged Property, and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder. The rights and interests described in this paragraph shall hereinafter be called collectively, the "Intangibles."

                  Mortgagor (i) does hereby pledge and assign to Mortgagee from and after the Effective Date (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the "Rents") under any and all present and future leases, contracts or other credit or Loan Documents relative to the ownership or occupancy of all or any portion of the Mortgaged Property, (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby transfer and assign to Mortgagee all such leases, contracts and other agreements (including all Mortgagor's rights under any contracts for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property), and any and all right, title and interest of Mortgagor, its successors and assigns in and under the leases, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues (including, but not limited to, any payments made by tenants under the leases in connection with the termination of any lease), all proceeds from the sale or other disposition of the leases and the right to receive and apply the Rents to the payment of the Secured Obligations, any and all lease guaranties, letters of credit and any other credit support given by any guarantor in connection

                                       3
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with any of the leases, and all rights, powers, privileges, options and other benefits of Mortgagor as lessor under the leases and beneficiary under all such lease guaranties, letters of credit or other credit support (collectively, the "Leases"); and (iii) does hereby pledge to Mortgagee any and all monies now or hereafter held by Mortgagee, including, without limitation, any sums deposited with Mortgagee or its designee pursuant to this Mortgage in respect of real estate taxes, insurance premiums or any other matter (collectively, the "Deposits"). The assignment of Leases, Rents and Deposits in this Mortgage is intended to confirm unto Mortgagee all of the rights and protections afforded thereto under and by virtue of Section 697.07, Florida Statutes, as amended, it being further intended to operate as an absolute assignment, not merely the passing of a security interest, to the fullest extent permissible by Florida law. The collection of such rents, issues and profits or the exercise by Mortgagee of its other remedies under this Mortgage or as provided by Florida law, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default, or otherwise invalidate, impair, nullify, waive or extinguish the rights and protections afforded Mortgagee under Section 697.07, Florida Statutes, as amended. Furthermore, and as provided by Section 697.07, Florida Statutes, as amended, upon the occurrence of a default under this Mortgage, Mortgagee may apply for a court order requiring Mortgagor to deposit all rents in the court registry pursuant to Section 697.07, Florida Statutes, as amended. Mortgagor hereby consents to entry of such an order upon the sworn ex parte motion of Mortgagee that default under this Mortgage has occurred.

                  All of the property described above, and each item of property therein described, not limited to but including the Land, the Property, the Property Rights, the Equipment, the Fixtures, the Personal Property, the Real Property, the Intangibles, the Rents, the Leases, the Deposits and all other sums and amounts pledged hereunder or assigned or secured hereby, is herein referred to as the "Mortgaged Property."

                  Nothing herein contained shall be construed as constituting Mortgagee a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by Mortgagee. Nothing contained in this Mortgage shall be construed as imposing on Mortgagee any of the obligations of the lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by Mortgagee. In the exercise of the powers herein granted Mortgagee, except as provided in the Loan Documents, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by Mortgagor.

                  TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Mortgagor hereby releases and waives all rights of redemption under and by virtue of any of the laws, if any, of the State, and Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of these presents, Mortgagor is well seized of the Mortgaged Property and has good and marketable fee simple title to the Mortgaged Property with lawful authority to sell, assign, convey and mortgage the Mortgaged Property, and that Mortgagor has, to the best of its knowledge, obtained any and all consents and approvals necessary or required for the granting and recording of this Mortgage (other than any immaterial consents or approvals, the failure of which to obtain would not affect the validity or enforceability of this Mortgage or the ability of

                                       4
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Mortgagee to realize upon its security provided herein) and that the title to the Mortgaged Property is free and clear of all encumbrances, except those listed on Exhibit B hereto (collectively, the "Permitted Encumbrances") and that, except for the Permitted Encumbrances, Mortgagor will forever defend the same against all claims in derogation of the foregoing.

                 THE FOLLOWING PROVISIONS SHALL ALSO CONSTITUTE
                       AN INTEGRAL PART OF THIS MORTGAGE:

         SECTION 1. Payment of Taxes on the Mortgage. Without limiting any of the provisions of the Loan Documents, Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess, or charge any tax, assessment or imposition (including, without limitation, intangible tax) upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Mortgagee in the Mortgaged Property or upon the Mortgagee by reason of or as holder of any of the foregoing then, Mortgagor shall pay for such documentary stamps in the required amount and deliver them to Mortgagee or pay (or reimburse Mortgagee for) such taxes, assessments or impositions. Mortgagor agrees to exhibit to Mortgagee, at any time upon request, official receipts showing payment of all taxes, assessments and charges which Mortgagor is required or elects to pay under this paragraph. Mortgagor agrees to indemnify Mortgagee against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Secured Obligations and regardless of whether this Mortgage shall have been released.

         SECTION 2. Leases Affecting the Real Property. Mortgagor represents and warrants that there are no Leases affecting the Mortgaged Property as of the date of recording of this Mortgage. Notwithstanding the foregoing, all Leases shall provide that the lessee thereunder shall, without any further documentation, attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and, upon demand after an Event of Default (as defined in Section 8 hereof), pay rent to Mortgagee, and Mortgagee shall not be responsible under such Lease for matters arising prior to Mortgagee becoming lessor thereunder pursuant to an explicit assumption thereof by Mortgagee; provided, however, Mortgagee shall not become lessor or obligated as lessor under any such Leases unless or until it shall elect in writing to do so. Upon request of Mortgagee, Mortgagor will provide Mortgagee with copies of Leases executed by Mortgagor for the Mortgaged Property. Any Leases, and all renewals, replacements, extensions, and modifications thereof, and all rights of the tenant thereunder, shall be subject and subordinate to this Mortgage, and to each and every advance made or thereafter made hereunder or under the Loan Documents and to all renewals, additions, supplements, modifications and extensions thereof. Mortgagor covenants to (i) perform all the obligations of the lessor under the Leases, (ii) enforce all obligations of the tenants under the Leases, and (iii) comply with all material terms, conditions and provisions of the Leases. Mortgagor represents and warrants that all such existing Leases are, by their terms, subject and subordinate to this Mortgage and any renewals or modifications thereto.

         SECTION 3.        Use of the Real Property.

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                  (a)      Mortgagor covenants that it shall not institute or
acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall Mortgagor change the use of the Mortgaged Property without the prior written consent of Mortgagee, which consent may be withheld by Mortgagee for any reason or no reason in such Mortgagee's sole and absolute discretion, provided, however, that if Mortgagor is obligated to obtain a zoning change, exception or variance to continue the operation of its business at the Mortgaged Property (provided such business is the same business as that being conducted by Mortgagor on the Effective Date), no such consent shall be required.

                  (b)      Mortgagor represents and warrants to Mortgagee that
(i) to the best of its knowledge, all permits and licenses required for the use and operation of the Mortgaged Property have been obtained and are in full force and effect, (ii) all utility services necessary for the use and operation of the Mortgaged Property are in place, (iii) there is vehicular and pedestrian access to the Mortgaged Property from public thoroughfares appropriate to the use of the Mortgaged Property, (iv) the Mortgaged Property is free from loss or damage due to the effect of casualty or condemnation, (v) all construction on the Mortgaged Property has been paid for in full, (vi) Mortgagor has not received notice that there is any action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or threatened against, or affecting Mortgagor or the Mortgaged Property that has not been disclosed to Mortgagee in writing or is not adequately covered by insurance, as determined Mortgagee in its reasonable discretion, (vii) the Secured Obligations are solely for the business purpose of Mortgagor and its affiliates, and is not for personal, family, household, or agricultural purposes, (viii) to the best knowledge of Mortgagor, all Improvements are located within the boundaries of the Land and within any and all applicable set-back lines imposed by applicable law, statute, ordinance, rule, regulation and other requirements of governmental authorities and (ix) the Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Property or any portion thereof. Mortgagor shall not commit or permit any waste to occur with respect to the Mortgaged Property. Mortgagor further represents and warrants that the representation and warranties of Mortgagor contained in this subparagraph shall be true so long as this Mortgage shall be in effect.

                  (c)      Mortgagor shall maintain the Mortgaged Property in
(i) a good and safe condition and repair, (ii) a manner consistent with Mortgagor's maintenance of the Mortgaged Property to date, and (iii) in continuous compliance with all applicable, present and future laws, statutes, ordinances, rules, regulations and other requirements of governmental authorities relating to all or any part of the Mortgaged Property.

                  (d) Mortgagee and its authorized agents and employees shall have the right, at Mortgagee's option, to enter the Mortgaged Property during business hours and upon not less than 48 hours prior written notice for the purpose of inspecting the same, provided that Mortgagee shall use reasonable efforts to minimize any disruption to Mortgagee's operations; provided further that no notice shall be required in the event that an emergency and/or an Event of Default hereunder then exists.

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                  (e)      Mortgagor will promptly pay when due all bills and
costs for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions, provided, however, that Mortgagor shall not be in violation of this provision in the event of non-payment due to a good faith dispute and for which Mortgagor has posted or deposited additional security in the form of a bond or other collateral.

         SECTION 4. Indemnification. Mortgagor hereby irrevocably agrees to indemnify and save harmless Mortgagee and its shareholders, officers, directors, employees, successors, assigns, direct and indirect owners, investment advisors, and persons and entities who may hold or acquire or will have held a full or partial interest in any portion of the Secured Obligations, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in any portion of the Secured Obligations (collectively, the "Indemnified Parties"), from and against any and all, loss or damage of whatsoever kind (whether or not caused in whole or in part by the negligence of Mortgagee) on account of any matter or thing arising out of (a) Mortgagor's interest in the Mortgaged Property, (b) any accident or injury or death of persons or loss of or damage to or loss of the use of property occurring on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent streets or ways, (c) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage,
(d) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof made or suffered to be made by or on behalf of Mortgagor, (e) fraud, gross negligence or willful misconduct on the part of Mortgagor or any of its respective agents, contractors, lessees, licensees or invitees, (f) any work in connection with any alterations, changes, new construction or demolition of all or any portion of the Mortgaged Property, (g) any Event of Default, (h) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of this Mortgage or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor and/or any partner or joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (i) the enforcement by any Indemnified Party of the provisions of this Section 4 and (j) any misrepresentation made by Mortgagor in this Mortgage or any other document executed by Mortgagor in connection herewith or in the Loan Agreement. All amounts payable to Mortgagee by reason of the application of this Section 4, which are not paid within thirty (30) days after written request therefor by Mortgagee shall bear interest at the Default Rate (as defined in the Loan Agreement) from the date of receipt of such written notice until paid. In case any action, suit or proceeding is brought against Mortgagor by reason of any such occurrence, Mortgagor, upon request of Mortgagee, will, at Mortgagor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Mortgagor and approved by Mortgagee. Notwithstanding anything herein to the contrary, Mortgagor's indemnification of Mortgagee as set forth in this Section 4 shall not extend to losses or damage suffered by Mortgagee and its partners, shareholders, officers, directors and employees arising out of the gross negligence or intentional misconduct of Mortgagee, or any of its respective agents, contractors, lessees, licensees or invitees, and (ii) events occurring after Mortgagee has taken possession of the Mortgaged Property, whether through foreclosure, deed-in-lieu of foreclosure or any other such action (it being understood and agreed that the indemnifications contained in this Section 4 in respect of events occurring prior

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to Mortgagee having taken possession of the Mortgaged Property shall survive the satisfaction of this Mortgage and the repayment and performance of the Secured Obligations).

         SECTION 5.        Insurance.

                  (a) Mortgagor shall keep the Mortgaged Property continuously insured for the benefit of Mortgagee, to the extent of its full replacement value, against loss or damage by fire, casualty and against such other hazards (including, without limitation, coverage against loss or damage by vandalism, malicious mischief, sprinkler leakage, flood and windstorm including coverage against loss of rents) as Mortgagee may reasonably require from time to time, and shall maintain comprehensive general public liability property damage and workers' compensation insurance, with an insurance company or companies qualified to insure property located in the State and satisfactory to Mortgagee, and in such total amounts as Mortgagee may reasonably require from time to time. Such insurance shall not provide for deductibles in excess of [$10,000.00], and shall contain agreed amount endorsements, inflation guard endorsements and replacement cost endorsements reasonably satisfactory to Mortgagee. Mortgagee shall have the right to require Mortgagor to maintain insurance coverage for acts of terrorism affecting the Real Property in such amounts as are reasonably established by Mortgagee if (i) such coverage is available for the Real Property and (ii) reasonably prudent institutional lenders are then customarily requiring such coverage to be maintained in respect of properties similar to the Real Property in the State of Florida. All policies of insurance, including policies for any amounts carried in excess of the required minimum and policies not specifically required by Mortgagee, shall be in form reasonably satisfactory to Mortgagee, shall name Mortgagee as one of the named insureds, shall be maintained in full force and effect, shall name Mortgagee as the loss payee, shall include effective waivers by the insurer of all rights of subrogation against any named insured if available at no additional cost to Mortgagor (provided, that if such waivers are only obtainable at an additional cost, Mortgagor shall promptly notify Mortgagee of same and Mortgagor shall, at Mortgagee's request and expense, obtain same), shall be endorsed with standard mortgage clause in favor of Mortgagee (substantially equivalent to the California standard deed of trust endorsement) not subject to contribution, and shall provide for at least thirty (30) days' notice of cancellation, termination, modification, refusal to renew or reduction to Mortgagee. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by Mortgagor's breach of any condition thereof, or become void or unsafe by reason of the failure or impairment of the capital of any company in which the insurance may then be carried, or if for any reason in the reasonable opinion of Mortgagee the insurance shall be unsatisfactory to Mortgagee, Mortgagor shall place new insurance on the Mortgaged Property satisfactory to Mortgagee. Mortgagor shall deliver certificates of insurance to Mortgagee prior to the Effective Date evidencing that such insurance is in full force and effect and the premiums thereon (the "Insurance Premiums") have been paid in full (and upon request of Mortgagee, copies of the underlying policies). All renewal policies, with Insurance Premiums paid, shall be delivered to Mortgagee at least thirty (30) days before expiration of the then existing policies. If Mortgagor fails to insure the Mortgaged Property or to deliver such insurance polices as required by this Mortgage, Mortgagee may, at its option, effect such insurance and pay the Insurance Premiums therefor, and the amounts paid by Mortgagee with interest from the time of payment by Mortgagee, at the Default Rate (as defined the Loan Agreement) shall be immediately due on demand from Mortgagor to Mortgagee, shall be added to and included in the indebtedness secured by this Mortgage.

                  (b) In the event of loss, Mortgagor will give immediate notice thereof to Mortgagee, and Mortgagee shall have the right but not the obligation, on behalf of Mortgagor, to adjust and compromise any claims under such insurance policies, collect and receive the proceeds thereof and execute and deliver all proofs of loss, receipts, vouchers and releases in connection with such claims if not done promptly by Mortgagor. Provided there has not occurred an Event of Default or an event which, with the passage of time or giving of notice would constitute an Event of Default, then, Mortgagor shall have the right to receive such proceeds of such insurance and to apply such proceeds to the restoration of the Mortgaged Property. If such restoration of the Mortgaged Property is not economically feasible as determined by the Mortgagor, the insurance proceeds shall be applied to the indebtedness secured hereby, with the excess, if any, paid to Mortgagee. If at the time such proceeds are to be paid, there has been, and is continuing, an Event of Default hereunder or an event has occurred which with the passage of time or giving of notice would constitute an Event of Default, then, Mortgagee shall have the right to retain and apply the proceeds of any such insurance, at its election, to reduction of the indebtedness secured hereby, or to restoration or repair (which Mortgagor shall perform) of the property damaged on such terms as Mortgagee may specify, at Mortgagee's sole and absolute discretion. If Mortgagee elects to retain and apply such proceeds to the reduction of the indebtedness secured hereby, Mortgagee shall have the right in its sole and absolute discretion to apply any such proceeds, in such order and in such amounts as Mortgagee may elect, against: (i) any amounts payable by Mortgagor hereunder or under the Secured Obligations, and/or (ii) accrued and unpaid interest under the Secured Obligations, and/or (iii) the outstanding principal balance of the Secured Obligations. Mortgagee may deduct from the proceeds of the insurance any expenses, including, without limitation, reasonable attorneys' fees and disbursements (to the extent permitted by law), incurred by it hereunder. No application of insurance proceeds to the payment of the Secured Obligations or expenses shall postpone any of the current installments of principal or interest becoming due under the Secured Obligations until such Secured Obligations and all interest and other sums due hereunder and thereunder have been paid in full.

                  (c) Such policies of insurance and all renewals thereof are hereby assigned to Mortgagee as additional security for payment of the indebtedness hereby secured. If Mortgagee becomes the owner of the Mortgaged Property or any part thereof by foreclosure or otherwise, such policies, including all right, title and interest of Mortgagor thereunder, shall become the absolute property of Mortgagee. In furtherance of the foregoing, Mortgagor shall not change the present use of any portion of the Mortgaged Property in any manner or permit any condition to exist on the Mortgaged Property which would permit an insurer to cancel any insurance policy or invalidate such policy in whole or in part.

                  (d) Upon the occurrence and continuance beyond any applicable cure period of an Event of Default, and upon notice from Mortgagee, Mortgagor shall, notwithstanding anything to the contrary contained in Section 5(a) above, deposit with Mortgagee or a commercial lending institution designated in such notice by Mortgagee (at Mortgagor's sole cost and expense) on the first day of each month an amount equal to 1/12th of the aggregate annual payments for the Insurance Premiums with respect to the insurance required under this Section 5. If the amounts of any Insurance Premiums are not ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of 105% of the amount of the Insurance Premiums for the immediately prior calendar year. Upon the amount of the

Insurance Premiums being fixed for the then current-year, Mortgagor shall, upon notice from Mortgagee, deposit any deficiency with Mortgagee. If, on a date thirty (30) days prior to the due date, there shall be insufficient funds on deposit with Mortgagee for the payment of any Insurance Premiums, Mortgagor shall, upon demand of Mortgagee, forthwith deposit the amount of such deficiency with Mortgagee. The funds deposited with Mortgagee (or its designee) shall be held by it without interest, and, unless prohibited by law, may be commingled with other funds of Mortgagee, and shall be applied in payment of Insurance Premiums when due to the extent that Mortgagor shall have deposited funds with Mortgagee (or its designee) for such purpose and may, at the option of Mortgagee, be retained and applied toward the payment of any or all of the Secured Obligations and any accrued but unpaid interest and other charges thereon, in such order of priority as Mortgagee shall determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee. Mortgagor shall furnish Mortgagee with a bill for the Insurance Premiums or such other documents necessary for its payment, if available, at least thirty (30) days prior to the date it first becomes due. Upon an assignment of this Mortgage, Mortgagee shall have the right to transfer the then balance of such deposits in its possession to the assignee. Upon the making of such transfer, Mortgagee shall be completely released from all liability with respect to such deposits, and Mortgagor shall look solely to the assignee with respect thereto. The provisions of the preceding sentence shall apply to each and every assignment or transfer of such deposits to a new assignee.

         SECTION 6.        Real Property Taxes.

                  (a) Mortgagor covenants and agrees to pay before due all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Mortgaged Property or Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes (collectively, "Property Taxes").

                  (b) After the occurrence and upon the continuance beyond any applicable cure period of one or more Events of Default, then upon notice from Mortgagee, Mortgagor shall, notwithstanding anything to the contrary contained in Section 6(a) above, deposit with Mortgagee or a commercial lending institution designated in such notice by Mortgagee (at Mortgagor's sole cost and expense) on the first day of each month an amount equal to 1/12th of the aggregate annual payments for Property Taxes. In addition, upon notice from Mortgagee, Mortgagor shall deposit with Mortgagee such sum of money which, together with such monthly installments, shall be sufficient to pay all Property Taxes at least thirty (30) days prior to the due date thereof. If the amounts of any Property Taxes are not ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of 105% of the amount of the Property Taxes for the immediately prior tax year. Upon the amount of the Property Taxes being fixed for the then current-year, Mortgagor shall, upon notice from Mortgagee, deposit any deficiency with Mortgagee. If, on a date thirty (30) days prior to the due date, there shall be insufficient funds on deposit with Mortgagee (or its designee) for the payment of any Property Taxes, Mortgagor shall, upon demand of Mortgagee, forthwith deposit the amount of such deficiency with Mortgagee. The funds deposited with Mortgagee (or its designee) shall be held by it without interest, and, unless prohibited by law, may be commingled with other funds of Mortgagee, and provided that there does not then exist an Event of Default in the performance of any of the covenants and agreements of Mortgagor under this Mortgage, the Loan Documents or (or under any instrument collateral thereto or to this Mortgage), shall be applied in payment of Property Taxes when due to the extent that Mortgagor shall have deposited funds with Mortgagee (or its designee) for such purpose. In the event of any Event of Default and the continuance thereof by Mortgagor under this Mortgage, or any Event of Default and the continuance thereof by Mortgagor under any of the Loan Documents or any instrument collateral thereto or to this Mortgage, the funds deposited (pursuant to this Section 6(b)) with Mortgagee (or its designee) may, at the option of Mortgagee, be retained and applied toward the payment of any or all of the Secured Obligations and any accrued but unpaid interest and other charges thereon, in such order of priority as Mortgagee shall determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee. Mortgagor shall furnish Mortgagee with a bill for the Property Taxes or such other documents necessary for its payment, if available, at least thirty (30) days prior to the date it first becomes due. Upon an assignment of this Mortgage, Mortgagee shall have the right to transfer the then balance of such deposits in its possession to the assignee. Upon the making of such transfer, Mortgagee shall be completely released from all liability with respect to such deposits, and Mortgagor shall look solely to the assignee with respect thereto. The provisions of the preceding sentence shall apply to each and every assignment or transfer of such deposits to a new assignee.

                  (c)      Notwithstanding the provisions of subparagraph (a) of
Section 6, Mortgagor shall have the right, in good faith, to contest by appropriate legal proceedings, after notice to, but without cost or expense to, Mortgagee, the amount or validity of any of the Property Taxes and to postpone the payment of same, provided that: (i) such contest shall operate to prevent the collection thereof or other realization thereon, the sale of the lien thereof, and the sale or forfeiture of the Mortgaged Property or any part thereof; (ii) such contest shall be promptly and diligently prosecuted by and at the expense of Mortgagor; (iii) Mortgagee shall not thereby suffer any civil, or be subjected to any criminal, penalties or sanctions; (iv) Mortgagor shall promptly, and in any event on demand, pay such contested Property Taxes if at any time all or any part of the Mortgaged Property shall be in danger of being foreclosed, sold, forfeited, or otherwise lost or if such contest shall be discontinued; and (v) Mortgagor shall properly protect and hold harmless Mortgagee against any liability and claims arising out of the postponement of the payment of such Property Taxes;

                  (d) Mortgagor shall not claim or demand or be entitled to any credit or credits on account of any of the sums secured hereby by reason of the Property Taxes assessed against all or any part of the Mortgaged Property or, for any payments made on account thereof. No deductions shall be made or claimed from the taxable value of all or any part of the Mortgaged Property by reason of this Mortgage.

         SECTION 7.        Condemnation Awards.

                  (a) Mortgagor shall give notice to Mortgagee upon Mortgagor's receipt of notice of the commencement of any action or proceeding to take all or any part of the

Mortgaged Property by exercise of the right of condemnation or eminent domain. Mortgagor shall deliver to Mortgagee in a timely fashion upon request copies of all filings, instruments, records and documents related to any such condemnation action or proceeding.

                  (b) Provided there has not occurred and is continuing an Event of Default or an event which, with the passage of time or the giving of notice would constitute an Event of Default hereunder then, the award for damages, direct or consequential, in connection with any condemnation or other taking of the Mortgaged Property or part thereof, or for conveyance in lieu of condemnation, shall be paid to Mortgagor and used in the restoration of the Mortgaged Property.

                  (c) If an Event of Default has occurred and is continuing, or an event which, with the passage of time or the giving of notice would constitute an Event of Default hereunder, Mortgagee, at Mortgagee's option, may retain and apply the award toward payment of the Secured Obligations, and the interest accrued thereon (whether or not due and payable) in such order of priority as Mortgagee shall elect or shall be paid over in whole or in part to pay or reimburse Mortgagor for the cost of restoring or reconstructing the Mortgaged Property in a manner and on conditions satisfactory to Mortgagee; provided, however that to the extent that the award received by Mortgagee shall exceed the amount required to satisfy in full the then total amount of the Secured Obligations, and the interest and other charges accrued thereon, Mortgagee shall pay over to Mortgagor the amount of such excess. In no event shall Mortgagee be required to satisfy this Mortgage until the Secured Obligations, and the interest and other charges accrued thereon are fully paid and Mortgagee shall not be required to release from the lien of this Mortgage any portion of the Mortgaged Property so taken until Mortgagee receives the award for the portion so taken.

                  (d) The application of the award toward payment of the Secured Obligations and the interest and other charges accrued thereon shall not be deemed a waiver by Mortgagee of its right to receive payment and performance of the balance of the Secured Obligations, and the interest and other charges accrued thereon in accordance with the provisions of the Loan Documents. Mortgagee shall have the right, but shall be under no obligation, to question the amount of the award, and Mortgagee may accept same without prejudice to the rights that Mortgagee may have to question such amount. In any such condemnation or eminent domain action or proceeding Mortgagee may be represented by attorneys selected by Mortgagee, and all sums paid by Mortgagee in connection with such action or proceeding (including, without limitation, attorneys' fees, court costs and disbursements to the extent permitted by law) shall, on demand, be immediately due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage.

                  (e) Notwithstanding any taking by condemnation or eminent domain, closing of, or alteration of the grade of, any street or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, the unpaid principal portion of the Secured Obligations shall continue to bear interest at the rate payable pursuant to the applicable Loan Documents until the award shall have been actually received by Mortgagee, and any reduction in the Secured Obligations, or the interest thereon resulting from the application by Mortgagee of the award shall be deemed to take effect only on the date of such receipt.

         SECTION 8. Events of Default. The occurrence of any one or more of the following shall constitute an event of default hereunder (an "Event of Default"):

                  (a) Failure of Mortgagor to pay any monetary payments required to be paid by Mortgagor under this Mortgage including, without limitation, insurance premiums, taxes, sewer rents, and reserve fund requirements when due and payable.

                  (b) Failure of Mortgagor to perform when due its obligations under this Mortgage.

                  (c) Failure of Mortgagor to pay any amounts required to be paid by Mortgagor under the Loan Documents when due and payable.

                  (d) An "Event of Default" as defined in the Loan Agreement shall have occurred and is continuing.

                  (e) Occurrence of an event of default under any future mortgages or deeds of trust made by Mortgagor (or its successors or assigns) for the benefit of Mortgagee or its successors or assigns.

                  (f) Any representation or warranty made by Mortgagor in this Mortgage proves to be incorrect in any material adverse respect as and when made, and such breach of representation or warranty has a material adverse consequence to Mortgagee (or Mortgagee's lien on the Mortgaged Property or Mortgagee's ability to enforce its rights and remedies contained herein).

                  (g) The filing of record by or on behalf of Mortgagor of a notice under Section 697.04 of the Florida Statutes purporting to set a maximum limit on future advances secured by this Mortgage without the prior written consent of Mortgagee.

                  (h) If Mortgagor (i) fails to discharge, bond over, or otherwise cause to be released any mechanic's or materialman's lien in excess of $50,000 encumbering or otherwise affecting the Mortgaged Property on or prior to the date that is thirty (30) days after such lien first encumbers or otherwise affects the Mortgaged Property, (ii) fails to discharge, bond over, or otherwise cause to be released any Federal tax lien in excess of $50,000 encumbering or otherwise affecting the Mortgaged Property on or prior to the date that is thirty (30) days after such lien first encumbers or otherwise affects the Mortgaged Property, (iii) fails to timely deliver the certificate required to be delivered by Mortgagor pursuant to Section 34 of this Mortgage or (iv) fails to comply with its obligations under Sections 5, 6 or 31 of this Mortgage.

         SECTION 9.        INTENTIONALLY OMITTED

         SECTION 10. Remedies. Upon the happening of any Event of Default, the Secured Obligations, and the entire unpaid balance of the principal of the Obligations, the accrued interest and all other sums secured by this Mortgage, and by the Future Mortgages shall become immediately due and payable, without notice or demand, and upon such Event of Default, Mortgagee may exercise any or all of the following remedies:

                  (a) Foreclosure. Mortgagee may institute an action of mortgage foreclosure against the Mortgaged Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Secured Obligations, the principal debt, the accrued interest and all other sums due by Mortgagor in accordance with the provisions of this Mortgage, including all sums which may have been loaned by Mortgagee to Mortgagor after Effective Date, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance or repairs to the Mortgaged Property, all costs of suit, reasonable attorneys' fees and other expenses in connection therewith, together with interest at a rate equal to the Default Rate (as defined in the Loan Agreement) on any judgment obtained by Mortgagee from and after the date of any Sheriff's sale until actual payment is made by the Sheriff of the full amount due Mortgagee.

                  (b) Possession. Mortgagee shall, at its option, have the right, acting through its attorneys or a receiver, with process of law, to enter upon and take possession of the Mortgaged Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the Rents (which term shall also include sums payable for use and occupancy), and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys' fees and expenses, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Mortgaged Property, distribute and apply the remaining net income in such order and amounts as Mortgagee, in Mortgagee's sole discretion, may elect: the payment of taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, and on account and in reduction of the principal or interest, or both, hereby secured, or in accordance with any deficiency decree entered in any foreclosure proceedings. Mortgagor hereby assigns to Mortgagee all rentals due and to become due under any lease or leases or rights to use and occupy the Mortgaged Property hereafter created, as well as all rights and remedies provided in such lease or leases or at law or in equity for the collection of the rentals.

                  (c) Appointment of Receiver. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Secured Obligations, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Secured Obligations hereby secured were made) for the benefit of Mortgagee, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of the Rents when collected, may pay costs incurred in the management and operation of the Mortgaged Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay all or any part of the Secured Obligations or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing Mortgagee in possession of the Real Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in possession under applicable law.

         SECTION 11. Application of the Rents or Proceeds from Foreclosure or Sale. In any foreclosure of this Mortgage by judicial action, or any sale of the Mortgaged Property by advertisement, in addition to any of the terms and provisions of the Loan Documents, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

                  (a) Obligations Secured. All of the Secured Obligations secured hereby and other sums secured hereby which then remain unpaid; and

                  (b) Other Advances. All other items advanced or paid by Mortgagee pursuant to this Mortgage; and

                  (c) Costs, Fees and Other Expenses. All court costs, reasonable attorneys' and paralegals' fees and expenses, appraiser's fees, environmental audit, testing and survey fees, advertising costs, filing fees and transfer taxes, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which Mortgagee in the reasonable exercise of its judgment may deem necessary. All such expenses shall become additional obligations secured hereby when paid or incurred by Mortgagee in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which any Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale by advertisement. The proceeds of any sale (whether through a foreclosure proceeding or Mortgagee's exercise of the power of sale) shall be distributed and applied in such order and to such of the obligations secured hereby as Mortgagee may determine in its sole discretion.

         SECTION 12. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of Mortgagee shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or failure to exercise any remedy or right accruing on the occurrence or existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Mortgagee.

         SECTION 13. No Merger. In the event of a foreclosure of this Mortgage or any other mortgage or trust deed securing the payment and performance of the Secured Obligations, the Secured Obligations shall, at Mortgagee's option, not be merged into any decree of foreclosure entered by the court, and Mortgagee may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure the Secured Obligations.

         SECTION 14. Notices. All notices and other communications provided to any party hereto under this Mortgage shall be in writing and shall be given to the manner, within the time periods and to the addressees identified in the Loan Documents.

         SECTION 15. Extension of Payments. Mortgagor agrees that, without affecting the liability of any person for payment of the Secured Obligations or affecting the lien of this Mortgage upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Mortgagee of its rights and privileges hereunder), Mortgagee may at any time and from time to time, on request of Mortgagor, without notice to any person liable for payment of any Secured Obligations, but otherwise subject to the provisions of the Loan Documents, extend the time, or agree to alter or amend the terms of payment of such Secured Obligations. Mortgagor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Secured Obligations or the remainder of the security.

         SECTION 16. Governing Law. Mortgagor agrees that this Mortgage is to be construed, governed and enforced in accordance with the laws of the State.

         SECTION 17. Satisfaction of Mortgage and Release of Security Interest. Upon the payment in full of all unpaid principal of, and all unpaid accrued interest and other amounts, if any, on all amounts due and owing under the other Loan Documents at the time of such payment, (i) a satisfaction of mortgage or reconveyance of the Mortgaged Property shall promptly be provided by Mortgagee to Mortgagor, (ii) the security interest created by this Mortgage shall automatically terminate and (iii) Mortgagee shall be deemed to have authorized Mortgagee to file a UCC termination in respect of the UCC fixture filing filed by Mortgagee in connection with this Mortgage. Notwithstanding the foregoing, the Secured Obligations together with this Mortgage and the security interest granted hereby, shall be deemed to continue if Mortgagor enters into any bankruptcy or similar proceeding at a time when any amount paid to Mortgagee could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

         SECTION 18. Successors and Assigns Included in Parties. This Mortgage shall be binding upon Mortgagor and upon the successors, assigns and vendees of Mortgagor and shall inure to the benefit of Mortgagee and Mortgagee's respective successors and assigns; all references herein to Mortgagor and to Mortgagee shall be deemed to include their respective successors and assigns. Mortgagor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Mortgagor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         SECTION 19. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees, to the full extent permitted by law, that at all times following an Event of Default, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat;

and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, Mortgagor hereby irrevocably waives any and all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the Effective Date. Mortgagor further waives, to the full extent it may lawfully do so, all statutory or other rights in its favor, limiting concurrent actions to foreclose this Mortgage and exercising other rights with respect to the Secured Obligations, including, without limitation, any right vested in Mortgagor or anyone claiming through or under Mortgagor or any of their affiliates to limit the right of Mortgagee to pursue or commence concurrent actions against Mortgagor or anyone claiming through or under Mortgagor or any of their affiliates or any property owned by any one or more of them.

         SECTION 20. Interpretation with Other Documents. Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Loan Documents, the provisions of the Loan Documents shall govern.

         SECTION 21. Future Advances; Maximum Amount Secured. (a) Pursuant to Section 697.04, Florida Statutes, this Mortgage shall secure not only the existing indebtedness evidenced by the Loan Documents, but also such future advances as may be made by Mortgagee to Mortgagor, in accordance with the terms of the Loan Documents and this Mortgage, whether or not such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the Effective Date, to the same extent as if such future advances were made on the date of the execution of this Mortgage, but such secured indebtedness shall not exceed at any time the maximum principal amount of Thirteen Million Dollars ($13,000,000), plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance on the Property, with interest on such disbursements. Any such future advances, whether obligatory or to be made at the option of the Mortgagee, or otherwise, may be made either prior to or after the due date of the Loan Documents or any other notes secured by this Mortgage. All covenants and agreements contained in this Mortgage shall be applicable to all further advances made by Mortgagee to Mortgagor under this future advance clause. Mortgagor hereby expressly waives and relinquishes any right granted under Section 697.04, Florida Statutes, or otherwise to limit the amount of indebtedness that may be outstanding at any time during the term of this Mortgage. Mortgagor further covenants not to file or record any notice limiting the maximum principal of amount that may be secured by this Mortgage, and agrees that any such notice, if filed or recorded, shall be null and void and no effect.

                  (b) Mortgagor acknowledges and agrees that Mortgagee's recourse to the Mortgaged Property pursuant to this Mortgage for the recovery of the principal amount of the Obligations is limited to [$6,000,000.00] [amount to be agreed upon based on some amount over appraised value] (exclusive of future advances, as set forth in Section 21(a) above), provided that the foregoing limitation shall apply only to the lien upon the Mortgaged Property created by this Mortgage and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of Mortgagee under the provisions of the Loan Documents or under any other security instrument at any time executed by Mortgagor.

         SECTION 22. Invalid Provisions to Affect No Others. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Loan Documents shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Mortgage is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

         SECTION 23. Changes. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

         SECTION 24. Consent to Jurisdiction; Waiver of Immunities; Waiver of Jury Trial. Mortgagor hereby acknowledges and agrees that:

                  (a) It irrevocably submits to the jurisdiction of any state or federal court sitting in the State, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State's state or federal court. Mortgagor hereby irrevocably waives, to the fullest extent, it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Mortgagor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Mortgagor at its address provided in Section 14 of this Mortgage along with a copy to the addressees provided in such Section (if any). The Mortgagor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section shall affect the right of Mortgagee to serve legal process in any other manner permitted by law or affect the right of Mortgagee to bring any action or proceeding against Mortgagor or its property in the courts of any other jurisdiction.

                  (c) To the extent that Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

                  (d) MORTGAGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO ANY PORTION OF THE SECURED OBLIGATIONS, ANY APPLICATION FOR THE SECURED OBLIGATIONS, THIS MORTGAGE, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF MORTGAGOR, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

         SECTION 25. Time is of the Essence. Time is of the essence with respect to the provisions of this Mortgage.

         SECTION 26. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Mortgage.

         SECTION 27. Mortgagee's Right to Appear. Mortgagee shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of Mortgagor or in Mortgagee's name, that Mortgagee, in its sole discretion, determines should be brought to protect Mortgagee's interest in the Mortgaged Property.

         SECTION 28. Savings Clause. Any provision of this Mortgage, which is prohibited or unenforceable in any jurisdiction, will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 29. Compliance with Mortgage Foreclosure Law. In the event that any provision in this Mortgage shall be inconsistent with any provision of the statutes or common law of the State of Florida governing the foreclosure of this Mortgage (collectively, the "Foreclosure Laws"), the provisions of the Foreclosure Laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Foreclosure Laws.

         SECTION 30. No Other Financing or Liens. Without the prior written consent of Mortgagee, which Mortgagee can grant or withhold in its sole and absolute discretion, and except for Permitted Encumbrances, Mortgagor shall not create or cause or permit to exist any lien on, or security interest in the Mortgaged Property or any part thereof (whether or not such lien or security interest is subordinate to the lien of this Mortgage), including any furniture, fixtures, appliances, machinery, equipment, or other items of personal property which are intended to be or become part of the Mortgaged Property, or securing repayment of monies paid to or for the benefit of Mortgagor.

         SECTION 31. No Transfer; Due on Sale. Without the prior written consent of Mortgagee, which Mortgagee can grant or withhold in its sole and absolute discretion, Mortgagor will abstain from and will not directly or indirectly cause or permit any transfer of title to, beneficial interest in, or any estate or other interest in the Property or any part thereof, or any interest in Mortgagor, voluntarily or by operation of law, whether by sale, exchange, conveyance, merger, division, consolidation or otherwise. Any consent given by Mortgagee hereunder shall pertain only to the proposed transfer for which the consent was requested and shall not obligate Mortgagee to approve any further transfers. If Mortgagor enters into a contract to transfer the Property or transfers the Property, or any part thereof or interest therein except as expressly permitted under this Mortgage, then Mortgagee shall have the right, at its option, at any time thereafter to declare the Secured Obligations and the entire principal then outstanding under the Loan Documents (if not then due and payable), and all accrued and unpaid interest thereon, and all other accrued sums and charges under the Loan Documents immediately due and payable. No waiver of this right or delay in the exercise thereof shall operate as a waiver thereof unless Mortgagee shall have executed and delivered to Mortgagor a written waiver of such right.

         SECTION 32. Corporate Authority; Maintenance of Corporate Existence. Mortgagor represents and warrants that it has taken all necessary and proper action, which has not been modified or revoked, to enter into this Mortgage and that the execution and delivery of this Mortgage by the individual who signed this Mortgage on behalf of Mortgagor has been duly authorized and is sufficient action to constitute this Mortgage as a valid, binding and enforceable obligation of Mortgagor. Mortgagor shall continuously maintain its existence and its rights to do business in the State.

         SECTION 33. Recording, Filing and Other Fees. Mortgagor shall pay all recording and filing fees, all recording taxes, and all other costs and expenses in connection with the preparation, execution and recordation and other manner of perfection of this Mortgage, and Mortgagor shall reimburse Mortgagee on demand for all costs and expenses of any kind incurred by Mortgagee in connection therewith (including, without limitation, reasonable attorneys' fees and disbursements, to the extent permitted by law). Mortgagor will, at any time on request of Mortgagee, execute or cause to be executed financing statements, continuation statements, security agreements, or the like, in respect of any of the Equipment and the Fixtures, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact for such purposes. Mortgagor shall pay all filing fees, including fees for filing continuation statements, in connection with such financing statements.

         SECTION 34. Certificate of Mortgagor. Mortgagor, upon request of Mortgagee, shall certify to Mortgagee or to any proposed assignee of or participant in this Mortgage, by an instrument in form reasonably satisfactory to Mortgagee, duly acknowledged, (a) that this Mortgage is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modification,
(b) the amount of the Secured Obligations and interest and other charges then owing, (c) the date to which any interest on the Secured Obligations has been paid, and (d) whether any offsets or defenses exist against payment of the Secured Obligations or performance of any of the covenants and agreements of Mortgagor under the Loan Documents in favor of Mortgagor or against the enforcement of any of the terms, covenants and conditions of this Mortgage, the Loan Documents, and, if so, specifying the same, (e) whether or not Mortgagee has observed and performed all of the terms, covenants and conditions on the Mortgagee's part to be observed and performed under this Mortgage, the Loan Documents, and (f) any other factual matter relating to this Mortgage, the Loan Documents, as reasonably requested in writing by Mortgagee (provided, that such factual matters do not increase any obligations nor decrease rights of Mortgagor under this Mortgage, the Loan Documents, nor require Mortgagor to take any action other than to address or answer the factual matter raised), ten (10) days following such request. Mortgagee and any actual or proposed assignee of or participant in this Mortgage shall have the right to rely on such certification.

         SECTION 35. Further Assurances. Mortgagor shall execute, acknowledge and deliver to Mortgagee any documents and instruments which Mortgagee may reasonably request from time to time for the better assuring, conveying, assigning, transferring, confirming or perfecting of Mortgagee's security and rights under this Mortgage, provided however, that in no event shall any such documents or instruments (i) grant Mortgagee rights or security interests greater than those provided herein or in the Loan Documents, or (ii) impose additional obligations or burdens on Mortgagor greater than the obligations of Mortgagor as set forth herein or in the Loan Documents.

         SECTION 36. Environmental. To the extent required by any appropriate governmental agency with jurisdiction over the Real Property, at Mortgagor's sole cost and expense, Mortgagor shall remove any Hazardous Material (as hereinafter defined) existing on or under the Real Property, the groundwater underlying the Real Property or any portion thereof, in compliance with the requirements of any appropriate governmental agency with jurisdiction over the Real Property and all applicable laws; and if Mortgagor does not commence and thereafter diligently perform the removal of such Hazardous Materials from the Real Property in compliance with the requirements of such governmental agency and all applicable laws in a time period required by such governmental agency, Mortgagee may, in its sole discretion, have the same removed and Mortgagor shall reimburse Mortgagee within 30 days after receipt of Mortgagee's demand for payment; provided that Mortgagee shall not be entitled to remove such Hazardous Materials during any period in which Mortgagor is reasonably and diligently contesting the requirement to remove such Hazardous Materials in an appropriate judicial or administrative proceeding. Mortgagor agrees to notify Mortgagee promptly if Mortgagor has knowledge of any lien, action or notice relating to Hazardous Materials, served on Mortgagor or imposed against the Real Property, as the case may be, by a governmental agency. Mortgagor agrees to defend, protect, indemnify and hold Mortgagee harmless from and against all claims, demand, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings and all costs and expenses (including, without limitation, the cost of any required cleanup of such Hazardous Materials and all reasonable attorneys' fees and expenses incurred by Mortgagee in connection therewith) incurred by Mortgagee and arising directly or indirectly from or out if, or in any way connected with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, ground water, surface water or improvements at, on, about, under or within the Real Property or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from the Real Property, unless any such claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings and all costs and expenses result (i) from the acts of Mortgagee, (ii) from events occurring after Mortgagee takes possession of the Mortgaged Property whether through foreclosure, deed in lieu of foreclosure or
(iii) from the gross negligence or willful misconduct of Mortgagee. Mortgagor acknowledges that, between Mortgagor and Mortgagee, Mortgagor will be responsible for all costs and expenses (unless due to Mortgagee's gross negligence or willful misconduct) relating to the cleanup of Hazardous Materials from the Real Property or from any other properties which become contaminated with Hazardous Materials as a result of activities on or the contamination of the Real Property or from the transportation of Hazardous Materials from the Real Property.

                  "Hazardous Materials" means any flammable explosives, radioactive materials, hazardous wasters, hazardous materials, hazardous wasters, hazardous materials, hazardous or toxic substances, or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 96.01 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 18.01 et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section
69.01 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, and all asbestos (friable or non-friable), petroleum derivatives, polychlorinated biphenyls and substances defined as hazardous materials under any federal, state or local laws, ordinances, codes, rules, orders, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal thereof. Hazardous Materials shall not be deemed to include ordinary and typical cleaning materials and solvents and similar materials generally used at the Real Property to maintain cleanliness thereat and which are not (a) used in unreasonably large amounts, (b) used negligently or (c) used, disposed of, or stored in violation of any applicable laws.

         SECTION 37. Compliance with Permitted Encumbrances. Mortgagor shall comply with the terms of all agreements governing the Permitted Encumbrances and Mortgagor shall, within seven (7) business days after receipt of same, deliver to Mortgagee copies of all notices received by Mortgagor relating to defaults by Mortgagor under any of the Permitted Encumbrances, to the extent that if such default were not cured and a judgment were rendered in the holder's favor, and the holder enforced such judgment, the enforcement thereof could materially impair the Mortgaged Property, Mortgagee's lien on the Mortgaged Property and/or Mortgagor's ability to comply with its obligations hereunder. Mortgagee shall have the right, but not the obligation, to cure any such defaults if the same are not cured within thirty (30) business days after Mortgagee's receipt of notice thereof, provided, however, if such default is not reasonably capable of being cured within thirty (30) days, and if Mortgagor (a) initiates corrective action within said period, and (b) diligently, continually, and in good faith works to effect a cure as soon as possible, then Mortgagor shall have such additional time (not to exceed one hundred eighty (180) days in the aggregate) as is reasonably necessary to cure such default prior to exercise of any remedies by Mortgagee. Any sums expended by Mortgagee in connection therewith shall be reimbursed by Mortgagor on demand and shall, until payment by Mortgagor is received by Mortgagee, be secured by this Mortgage.

         SECTION 38.       Security Agreement.

                  (a) This Mortgage constitutes a security agreement within the meaning of the Uniform Commercial Code as enacted this date in the State of Florida (the "Uniform Commercial Code"). Mortgagor hereby grants to Mortgagee a security interest in all that property included in the Property which might otherwise be deemed "personal property", including, but not limited to, all fixtures, building equipment, and building machinery, and all other property used or useable in connection with the Property, whether now owned or hereafter acquired by Mortgagor, and all substitutions, accretions and component parts, replacements thereof, and additions thereto and all cash and non-cash proceeds thereof.

                  (b) Mortgagor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements Mortgagee may require from time to time to confirm the lien of this Mortgage with respect to such property. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for and on behalf of Mortgagor. Mortgagor shall pay, or at Mortgagee's election shall reimburse Mortgagee for, all filing fees in connection therewith. Mortgagor shall not change its principal place of business without giving Mortgagee at least thirty (30) days prior written notice thereof, which notice shall be accompanied by new financing statements executed by Mortgagor in the same form as the financing statements delivered to Mortgagee on the Effective Date hereof except for the change of address.

                  (c) Upon any Event of Default hereunder or under the Note, Mortgagee shall have, in addition to any other rights and remedies hereunder or under the Note, all of the rights and remedies granted to a secured party under the Uniform Commercial Code with respect to such personal property. To the extent permitted by law, Mortgagor and Mortgagee agree that the items set forth on the financing statements shall be treated as part of the real estate and improvements regardless of the fact that such items are set forth in the financing statements. Such items are contained in the financing statements to create a security interest in favor of Mortgagee in the event such items are determined to be personal property under the law.

         SECTION 39. Transfer of Loan. Mortgagee may, at any time, sell, transfer or assign this Mortgage, the Loan Documents, or any of its interests therein, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Mortgagee may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any rating agency (a "Rating Agency") rating such Securities (all of the foregoing entities collectively referred to as the "Investor") and each prospective Investor, all documents and information which Mortgagee now has or may hereafter acquire relating to the Secured Obligations, Mortgagor and the Mortgaged Property, as Mortgaged determines necessary or desirable. Mortgagor agrees to cooperate with Mortgagee in connection with any transfer made or any Securities created pursuant to this Section 39, provided such cooperation does not require Mortgagor to incur any material cost or expense. Mortgagor shall also furnish (and Mortgagor consents to Mortgagee furnishing) to such Investors or such prospective Investors or Rating Agency any and all available information concerning the Mortgaged Property, the Leases and/or the financial condition of Mortgagor as may be requested by Mortgagee, any Investor or any prospective Investor or Rating Agency in connection with any such sale, transfer or participation interest. In addition to any other obligations Mortgagor may have under this Section 39, Mortgagor shall execute such amendments to this Mortgage, the Loan Documents and Mortgagor's organizational documents as may be requested by Mortgagee to effect the assignment of this Mortgage and/or the Loan Documents; provided, however, that Mortgagor shall not be required to modify or amend any Loan Document if the overall effect of such modification or amendment would (y) change the interest rate, the maturity or the amortization of principal set forth in the Loan Agreement, or (z) modify or amend any other material economic term of the Loan Documents.

         SECTION 40. Performance at Mortgagor's Expense. Mortgagor acknowledges and confirms that Mortgagee shall be entitled to impose certain administrative processing and/or commitment fees in connection with: (a) extensions, renewals, modifications, amendments and terminations of this Mortgage, the Loan Documents requested by Mortgagor and (b) the release or substitution of collateral for the Secured Obligations requested by Mortgagor, and that Mortgagee shall be entitled to reimbursement for its reasonable out-of-pocket costs and expenses associated with its provision of consents, waivers and approvals under this Mortgage and the Loan Documents. Mortgagor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Mortgaged Property or any part thereof, which are required by law, regulation or any governmental or quasi-governmental authority. Mortgagor hereby acknowledges and agrees to pay, immediately, upon demand, all such reasonable fees, costs and expenses.

         SECTION 41. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

         SECTION 42. Sole Discretion of the Lender. Wherever pursuant to this Mortgage (a) Mortgagee exercises any right given to it to approve or disapprove any matter, (b) any arrangement or term is to be satisfactory to Mortgagee, or (c) any other decision or determination is to be made by Mortgagee. the decision of Mortgagee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Mortgagee, shall be in the sole and absolute discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         SECTION 43. Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor and Mortgagee is solely that of debtor and creditor, and Mortgagee shall not have (and shall not be deemed to have) any fiduciary or other special relationship with Mortgagor, and no term or condition of this Mortgage or any Loan Document shall be construed so as to create or deem the relationship between Mortgagor and Mortgagee to be other than that of debtor and creditor. Mortgagor is not relying on Mortgagee's expertise business acumen or advice in connection with the Mortgaged Property.

         SECTION 44. No Lender Obligations. (a) Notwithstanding the provisions of this Mortgage, Mortgagor acknowledges that Mortgagee has not undertaken the performance of any obligations under (i) the Leases, or (ii) agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Mortgaged Property.

                  (b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to this Mortgage and/or the Loan Documents

Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.

                  (c) Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property, or given by Mortgagor to Mortgagee for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

                  IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Mortgagor (and said person or persons hereby represent that they possess full power and authority to execute this instrument).

                                            MORTGAGOR:

                                            U.S. PLASTIC LUMBER LTD., a Delaware
                                            corporation, doing business in
                                            Florida as U.S. PLASTIC LUMBER, INC.
                                            - WORLDWIDE

                                            By  /s/ Bruce C. Rosetto
                                               ---------------------------------
                                            Name:  Bruce C. Rosetto
                                            Title: Secretary